Exhibit 99.1

        IDT Reports Earnings for the Third Quarter of Fiscal Year 2005;
Company reports $0.06 Non GAAP EPS, $0.03 GAAP EPS on Revenue of $95.7 Million;
                        Announces Restructuring Activity

     SANTA CLARA, Calif.--(BUSINESS WIRE)--Jan. 26, 2005--IDT(TM) (Integrated Device Technology, Inc.)(Nasdaq:IDTI), a leading communications IC company, today announced its results for the quarter ended January 2, 2005, its third quarter of fiscal 2005. The Company also disclosed details of restructuring efforts designed to reduce manufacturing and operating costs.
     Revenues for the third fiscal quarter were $95.7 million, a decrease of 1 percent compared to the second quarter of fiscal 2005 and an increase of 9.8 percent from the third quarter of fiscal 2004. On a non-GAAP basis, net income for the third fiscal quarter was $6.3 million, or $0.06 per diluted share, compared to net income of $9.5 million, or $0.09 per diluted share, in the second quarter of fiscal 2005 and net income of $4.0 million, or $0.04 per diluted share, for the same quarter one year ago.
     Including certain costs, charges and gains in accordance with GAAP, the Company reported net income of $3.3 million, or $0.03 per diluted share, in the third quarter of fiscal 2005 compared to net income of $8.9 million, or $0.08 per diluted share, in the second quarter of fiscal 2005. On a GAAP basis, the Company reported net income of $2.3 million, or $0.02 per diluted share, for the third quarter of fiscal 2004. The second fiscal quarter of 2005 GAAP results include a $1.6 million gain on the sale of assets related to discontinued wafer operations in Salinas, Calif. Further information, including a detailed reconciliation of non-GAAP to GAAP results, is provided in the financial tables of this release. Also, as previously announced in October 2004, the IDT Board of Directors authorized the repurchase of up to $50 million of its Common Stock on the open market. Through the date of this release, the Company has repurchased shares totaling approximately $24 million dollars.
     "As we anticipated, the December quarter was difficult," said Greg Lang, president and CEO of IDT. "However, our investments in new markets, notably PC motherboard and DIMM timing solutions, have helped to mitigate the effects of customer inventory issues and the softness in the wireless infrastructure market. Given the environment, we are pleased with last quarter's results and are implementing activities that will enable us to further strengthen our financial performance."

     Profitability Measures

     In response to the current business environment, IDT began a restructuring program designed to reduce manufacturing and operating costs in order to improve profitability. These measures include the consolidation of the Company's Northern California operations, including Salinas operations, into its new San Jose-based corporate headquarters, enabling an estimated $4 million annual operating-cost savings. In addition, IDT is centralizing and otherwise streamlining a number of manufacturing support, sales, IT and R&D positions. Overall, this reduction in force will result in the elimination of approximately 240 positions in North America, with roughly 50 percent implemented as of today, while the balance will be transitioned over the next few quarters.
     In time, the combined effects of these measures are projected to save approximately $5 to $6 million per quarter through the Company's non-GAAP P&L. Approximately 20 percent of these cost savings are in R&D, with the bulk of the savings split between cost-of-sales and SG&A. The Company projects one-time costs of approximately $17 million associated with this consolidation and restructuring, which will be implemented over the next twelve months.
     "While the actions we are taking are quite painful, we need to ensure that our resources are dedicated to those areas that will best drive a healthy future for our company," said Lang. "We remain optimistic about the communications infrastructure markets, our portfolio of leading-edge products, and our ability to produce strong financial results over the next year."

     Webcast and Conference Call Information

     Investors can listen to a live or replay Webcast of the Company's quarterly financial conference call at www.IDT.com. The live Webcast begins at 1:30 p.m. PST on Wednesday, January 26, 2005. The Webcast replay will be available after 5 p.m. PST on January 26 through February 17, 2005. A taped telephone replay of the conference call will be available on January 26, 2005 beginning at 6 p.m. PST by calling (800) 475-6701 or (320) 365-3844 and will be accessible until 11:59 p.m. PST on February 2, 2005. The access code is 764800.

     Investor Information

     IDT stock is traded on the Nasdaq Stock Market(R) under the symbol "IDTI." The Company is included in the S&P 1000, which is a combination of the S&P MidCap 400 and S&P SmallCap 600 Indices, and is also part of the S&P SuperComposite 1500, which combines the S&P 500, MidCap 400, and SmallCap 600. Additional information about IDT is accessible at www.IDT.com.

     About IDT

     IDT is a global leader in preemptive semiconductor solutions that accelerate packet processing for advanced network services. IDT serves communications equipment vendors by applying its advanced hardware and software technologies to create flexible, highly integrated solutions that enhance the functionality and processing of network equipment. IDT accelerates intelligent packet processing with products such as switching solutions, network search engines (NSEs), programmable content inspection engines (CIEs), flow-control management (FCM) ICs and its family of Interprise(TM) integrated communications processors. The portfolio also comprises products optimized for communications applications, including telecom products, FIFOs, multi-ports, and timing solutions. In addition, the product mix includes high-performance digital logic and high-speed SRAMs to meet the requirements of leading communications companies.
     Currently headquartered in Santa Clara, Calif., the Company employs approximately 3,000 people worldwide and has a wafer manufacturing facility in Oregon, and test and assembly facilities in the Philippines and Malaysia. Additional information about IDT is accessible at www.IDT.com.
     Investors are cautioned that forward-looking statements in this release involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and supply of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company's Securities and Exchange Commission filings. We urge investors to review in detail the risks and uncertainties in the Company's Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the year ended March 28, 2004, and the Quarterly Report on Form 10-Q for the quarter ended September 26, 2004.

     IDT, Interprise and the IDT logo are trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.


                  INTEGRATED DEVICE TECHNOLOGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)

(In thousands, except per share data)

                            Three Months Ended      Nine Months Ended
----------------------------------------------------------------------
                        Jan. 2,  Sep. 26, Dec. 28,  Jan. 2,  Dec. 28,
                         2005     2004     2003      2005      2003
                        -------- -------- -------- --------- ---------

Revenues                $95,658  $96,671  $87,100  $293,636  $250,922

Cost of revenues         49,833   48,247   45,625   146,441   136,550

Restructuring and asset
 impairment                 213   (1,585)       -    (1,581)        -
                        -------- -------- -------- --------- ---------

Gross profit             45,612   50,009   41,475   148,776   114,372
                        -------- -------- -------- --------- ---------

Operating expenses:

  Research and
   development           26,365   25,449   23,607    77,815    74,689

  Selling, general and
    administrative       18,291   17,801   17,888    55,479    54,533

  Acquired in-process
   research
   and development           29        -        -     1,765       264
                        -------- -------- -------- --------- ---------

Total operating
 expenses                44,685   43,250   41,495   135,059   129,486
                        -------- -------- -------- --------- ---------

Operating income (loss)     927    6,759      (20)   13,717   (15,114)

Interest expense            (13)     (26)     (69)      (86)     (279)

Gain (loss) on equity
 investments                  -        -        -   (12,831)    3,151

Interest income and
 other, net               3,657    2,824    2,787     8,986    10,153
                        -------- -------- -------- --------- ---------

Income (loss) before
 income taxes             4,571    9,557    2,698     9,786    (2,089)

Provision (benefit) for
 income taxes             1,223      704      358     2,632      (827)
                        -------- -------- -------- --------- ---------

Net income (loss)        $3,348   $8,853   $2,340    $7,154   $(1,262)
                        ======== ======== ======== ========= =========

Net income (loss) per
 share:
Basic                     $0.03    $0.08    $0.02     $0.07    $(0.01)
Diluted                   $0.03    $0.08    $0.02     $0.07    $(0.01)
Weighted average shares:
Basic                   105,806  106,144  104,915   105,992   104,332
Diluted                 107,444  107,661  108,360   108,544   104,332


                   INTEGRATED DEVICE TECHNOLOGY, INC.
                         NON-GAAP ADJUSTMENTS
                              (Unaudited)

(In thousands)
                              Three Months Ended     Nine Months Ended
----------------------------------------------------------------------
                          Jan. 2,  Sep. 26, Dec. 28, Jan. 2,  Dec. 28,
                            2005     2004     2003     2005     2003
                          -------- -------- -------- -------- --------

Net income (loss)          $3,348   $8,853   $2,340   $7,154  $(1,262)
                          -------- -------- -------- -------- --------

Non-GAAP adjustments:

Cost of goods sold:

  Restructuring charges(1)    322        -        -      347       15
  Asset Impairment(2)        (109)  (1,585)       -   (1,903)       -
  Plant closure costs(2)       33       44      269      272      831
  Amortization of
   acquisition-related
   intangibles(3)           1,626    1,313      603    3,953    1,194
 Patent Settlement              -        -        -      (18)       -

Operating expenses:

  Acquired IPR&D(3)            29        -        -    1,765      264
  Plant closure costs(2)        -        -        -        -       36
  Restructuring charges(1)     98        -      227      750    1,520
  Amortization of
   acquisition-
   related intangibles(3)     421      364      517    1,323    1,453
  Acquisition related
   costs(4)                   507      494        -    1,593        -

(Gain) Loss on equity
 investments(5)                 -        -        -   12,831   (3,151)

Other income(6)                 -        -      108        -     (794)

Taxes(6)                      (21)      18     (108)     (31)  (2,038)
                          -------- -------- -------- -------- --------
Total Non-GAAP
 adjustments                2,906      648    1,616   20,882     (670)
                          -------- -------- -------- -------- --------
Non-GAAP net income
 (loss)                    $6,254   $9,501   $3,956  $28,036  $(1,932)
                          ======== ======== ======== ======== ========

(1) Consists of costs for restructuring actions announced in fiscal years 2004-2005, primarily related to severance.

(2) Consists of costs associated with the closure of our Salinas plant and gains realized on the sale of related assets held for sale.

(3) Consists of costs related to our acquisition of Zettacom in Q1 2005, TCAM3 acquisition from IBM in Q2 2004 and acquisitions of Newave and Solidum in Q1 2002 and Q3 2003, respectively. Newave-related costs include stock-based compensation and amortization of intangible assets. Zettacom, TCAM3 and Solidum-related costs include only amortization of intangible assets.

(4) Consists primarily of transitional costs incurred in connection with the acquisition of Zettacom, such as retention earned by former Zettacom employees, rent payments for the former Zettacom facility, and transitional services provided.

(5) Consists of an impairment charge related to our investment in NetLogic in Q1 2005 and a gain on the sale of our investment in PMC Sierra in Q2 2004.

(6) In Q1 and Q2 2004, we received non-recurring federal and state tax refunds for tax years prior to 1996 plus interest.


                   INTEGRATED DEVICE TECHNOLOGY, INC.
                   NON-GAAP STATEMENTS OF OPERATIONS
                              (Unaudited)

(In thousands, except
 per share data)
                           Three Months Ended       Nine Months Ended
----------------------------------------------------------------------
                       Jan. 2,   Sep. 26, Dec. 28,  Jan. 2,  Dec. 28,
                        2005      2004     2003      2005      2003
                      ---------- -------- -------- --------- ---------

Revenues                $95,658  $96,671  $87,100  $293,636  $250,922

Cost of Revenues         48,174   46,890   44,753   142,209   134,510
                      ---------- -------- -------- --------- ---------
Gross profit             47,484   49,781   42,347   151,427   116,412
                      ---------- -------- -------- --------- ---------
Operating expenses:

 Research and
  development            25,596   24,775   23,210    75,321    73,063
 Selling, general and
  administrative         18,034   17,617   17,541    54,307    53,150
                      ---------- -------- -------- --------- ---------

Total operating
 expenses                43,630   42,392   40,751   129,628   126,213
                      ---------- -------- -------- --------- ---------
Operating income (loss)   3,854    7,389    1,596    21,799    (9,801)

Interest expense            (13)     (26)     (69)      (86)     (279)

Interest income and
 other, net               3,657    2,824    2,895     8,986     9,359
                      ---------- -------- -------- --------- ---------

Income (loss) before
 income taxes             7,498   10,187    4,422    30,699      (721)

Provision for income
 taxes                    1,244      686      466     2,663     1,211
                      ---------- -------- -------- --------- ---------
Net income (loss)        $6,254   $9,501   $3,956   $28,036   $(1,932)
                      ========== ======== ======== ========= =========

Net income (loss) per
 share:
Diluted                   $0.06    $0.09    $0.04     $0.26    $(0.02)
Weighted average
 shares:
Diluted                 107,444  107,661  108,360   108,544   104,332

Non-GAAP results exclude acquisition-related charges, and other expenses and benefits that management believes are not directly related to our ongoing operations. These non-GAAP results are consistent with another way management internally analyzes IDT's results and may be useful; however, non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.


                  INTEGRATED DEVICE TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)

                                                   Jan. 2,   Mar. 28,
(In thousands)                                      2005       2004
----------------------------------------------------------------------
ASSETS

Current assets:
Cash and cash equivalents                         $247,392   $223,360
Short-term investments                             342,374    384,854
Accounts receivable, net                            50,115     53,091
Inventories                                         44,425     32,745
Prepaids and other current assets                   11,431     12,101
                                                  ---------  ---------
Total current assets                               695,737    706,151

Property, plant and equipment, net                 105,455    108,424
Goodwill and other intangibles                      86,558     52,784
Other assets                                         9,170     38,194
                                                  ---------  ---------
TOTAL ASSETS                                      $896,920   $905,553
                                                  =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                   $23,289    $20,190
Accrued compensation and related expenses           15,170     11,560
Deferred income on shipments to distributors        19,783     21,411
Income taxes payable                                33,743     33,267
Other accrued liabilities                           19,135     19,250
                                                  ---------  ---------
Total current liabilities                          111,120    105,678

Long term liabilities                               12,903     15,651
                                                  ---------  ---------
Total liablities                                   124,023    121,329

Stockholders' equity                               772,897    784,224
                                                  ---------  ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $896,920   $905,553
                                                  =========  =========


     CONTACT: IDT
              Dawn Morse, 408-654-6515 (Investor Relations) dawn.morse@idt.com
              Phil Bourekas, 408-727-6116 (Worldwide Marketing) phil.bourekas@idt.com or
              Porter Novelli
              Brad Langley, 408-369-1500
              brad.langley@porternovelli.com